Exhibit 10.1

FIRST AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (“First Amendment”) is made this 11th day of September, 2015, by and between 4Licensing Corporation (the “Company”), and the Leslie G. Rudd Living Trust U/A/D March 31, 1999 (“Buyer”).

Recitals

A.	The parties previously entered into that certain Securities Purchase Agreement, dated as of January 30, 2015 (the “Agreement”), whereby Buyer purchased certain securities of the Company on the terms and conditions set forth therein.

B.	The parties now desire to modify the Agreement on the terms and conditions contained herein.

Agreement

For good and valuable consideration, the sufficiency of which is hereby acknowledged, Company and Buyer agree as follows:

1.	The third “Whereas” clause in the Agreement’s preamble is hereby deleted.

2.	Section 1.2, The Issuance and Sale of the Shares and Warrants, is hereby amended as follows:

a.	Subsection (b) is hereby deleted and replaced in its entirety with the following:

“[Intentionally omitted].”

b.	Subsection (c) is amended to remove the references to the Option Shares and the Option Warrants.

c.	Subsection (d) is deleted and replaced in its entirety with the following:

“[Intentionally omitted].”

3.	Section 2.1, Deliveries at the Closing, is hereby amended to remove the references to any “Option Closing,” “Option Shares,” “Option Warrants,” and “Option Closing Date.”

4.	Section 3.10, No Consent or Approval Required, is hereby amended to remove the following language in the third to last line: “or any Option Closing, as applicable.”

5.	Section 5.2, Right of First Offer, is hereby amended to read as follows:

So long as Buyer satisfies the Ownership Condition, except in the case of Excluded Stock, if the Company proposes to issue or sell shares of Common Stock (including securities convertible into or exchangeable for Common Stock) or indebtedness, then the Company shall, no later than 10 business days prior to the consummation of such issuance or sale, give written notice to Buyer of such proposed issuance or sale. Such notice shall describe the proposed issuance or sale, identify the proposed purchaser or purchasers, and contain an offer to Buyer to sell to Buyer, at the same price and for the same consideration to be paid by the proposed purchaser or purchasers, that number of shares of Common Stock (or shares or aggregate principal amount, as applicable, of securities convertible into or exchangeable for Common Stock) or aggregate principal amount of indebtedness, as applicable, in an amount up to Buyer’s pro rata portion of the number of shares of Common Stock (or shares or aggregate principal amount, as applicable, of securities convertible into or exchangeable for Common Stock) or aggregate principal amount of indebtedness, as applicable, in such issuance; provided, however, that prior to September 11, 2018, Buyer shall have the right to purchase up to 50% of the number of shares of Common Stock (or shares or aggregate principal amount, as applicable, of securities convertible into or exchangeable for Common Stock) or aggregate principal amount of indebtedness, as applicable, in such issuance irrespective of the Buyer’s pro rata portion.  Buyer’s pro rata portion shall be the percentage that the Common Stock beneficially owned by Buyer on a fully-diluted basis (which assumes full exercise and conversion of the Warrants) bears to the outstanding Common Stock on a fully-diluted basis immediately prior to such issuance.

If Buyer fails to accept such offer by written notice within five business days after its receipt of the Company’s notice by specifying that number of shares of Common Stock (or shares or aggregate principal amount, as applicable, of securities convertible into or exchangeable for Common Stock) or aggregate principal amount of indebtedness, as applicable, up to the portion it desires to purchase, the Company may proceed with such proposed issuance, free of any right on the part of such Buyer under this Section 5.2 in respect thereof.

6.	Section 5.3(a)(ii) is hereby amended to delete the words “Immediately following the first Option Closing, and,” such that the paragraph begins “So long as Buyer beneficially owns at least 20% of the outstanding shares of Common Stock on a fully-diluted basis…”

7.	Section 6.13, Certain Definitions, is hereby amended as follows:

a.	The definitions of Option, Option Closing, Option Closing Date, Option Shares, Option Warrants, and Termination Date are deleted in their entirety.

b.	The definition of Shares is amended to remove the reference to the “Option Shares.”

c.	The definition of Warrants is amended to remove the reference to the “Option Warrants.”

d.	The definition of Warrant Shares is amended to remove the reference to the “Option Warrants.”

8.	Release. The Company, along with all of its past, present, and future related companies, affiliates, parents, subsidiaries, divisions, strategic partners, predecessors, successors, and assigns, and all of their respective members, trustees, beneficiaries, partners, officers, directors, employees, agents, and representatives (hereinafter referred to collectively as “Releasors”), for and in consideration of the terms and conditions of this Agreement and the agreements of Buyer as set forth herein, does hereby agree to unconditionally, irrevocably, and for all purposes, release, acquit, remise, and forever discharge the Buyer along with all of its past, present, and future related companies, affiliates, parents, subsidiaries, divisions, strategic partners, predecessors, successors, and assigns, and all of their respective members, stockholders, trustees, beneficiaries, partners, officers, directors, employees, agents, attorneys, and representatives, whether current or former, and any other persons, firms, corporations, insurers or other entities who can or may be liable (hereinafter collectively referred to as “Releasees”) of and from any and all legal, equitable, or other claims, counterclaims, demands, setoffs, defenses, contracts, accounts, suits, debts, liabilities, agreements, actions, causes of action, sums of money, reckonings, bonds, bills, specialties, covenants, promises, variances, trespasses, damages, extents, executions, awards, judgments, findings, controversies, disputes, responsibilities, costs, fees (including attorneys’ fees), or other expenses and obligations arising out of and related in any way to Buyer’s ownership in the Company, the Agreement, or any other action based on any dealings of the Releasees with any of the Releasors, including the Company or any of its former or current directors, officers, or shareholders, from the beginning of the world to the date of this Agreement, which are now known or unknown, contingent or absolute, matured or unmatured.

9.	Conditions to Effectiveness. As a condition to the effectiveness of this First Amendment, the Company shall, upon execution of this First Amendment, deliver to the Buyer releases of the Releasees, consistent in form and in substance with the release described in Section 8 (above), from each of the following Company shareholders: Prescott Group Capital Management, L.L.C.; Ken Feldman; Cleveland Capital Management LLC, Wade I. Massad, Bruce R. Foster, Duminda M. DeSilva, and Kenneth H. Klopp.

10.	All Other Provisions. Except as modified by this First Amendment, all other provisions of the Agreement shall remain unchanged and in full force and effect.

If there is a conflict between the terms of this First Amendment and the Agreement, the terms of this First Amendment shall control.

11.	Counterparts. This First Amendment may be executed by facsimile or electronic mail, with the original signature to follow as soon as is practicable, in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

12.	Authority. The individual executing this First Amendment on behalf of a party hereto represents and warrants that he or she has been authorized to do so and has the power to bind the party for whom he or she is signing.

[Signature page immediately following]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

“Company”		“Buyer”
4LICENSING CORPORATION		LESLIE G. RUDD LIVING TRUST
U/A/D MARCH 31, 1999

By:	/s/ Bruce R. Foster	By:	/s/ Darrell Swank

Name:	Bruce R. Foster	Name:	Leslie Rudd by Darrell Swank under
Durable POA dated 12/13/2010

Title:	Chief Executive Officer,
Executive Vice President and Chief
Financial Officer		Title:	Trustee

4LICENSING CORPORATION BOARD OF DIRECTORS

By:	/s/ Bruce R. Foster	By:	/s/ Duminda M. DeSilva

Name:	Bruce R. Foster	Name:	Duminda M. DeSilva

Title:	Director	Title:	Director

By:	/s/ Kenneth H. Klopp	By:

Name:	Kenneth H. Klopp	Name:

Title:	Director	Title: